Exhibit 99.2

Contact:

Thad Trent

EVP Finance & Administration and CFO

(408) 943-2925

Joseph L. McCarthy

Director, Corporate Communications

(408) 943-2902

For Immediate Release

Cypress Authorizes New $450 Million Stock Buyback Program

SAN JOSE, Calif., October 22, 2015 – Cypress Semiconductor Corp. (Nasdaq: CY) today announced a new $450 million stock repurchase program for Cypress’s common stock. Credit Suisse is providing a $400 million financing commitment (subject to customary terms and conditions) to fund the share repurchase program. The new authorization replaces the $400 million repurchase program authorized in September 2011, which was terminated by the Company in connection with the approval of the new program. Under the September 2011 program, the company repurchased $327 million of Cypress stock. The new authorization allows Cypress to purchase its common stock directly or to enter into equity derivative transactions related to its common stock.

The timing and actual number of shares repurchased will depend on a variety of factors including the market price of the company's common stock, regulatory, legal, and contractual requirements, corporate cash generation and other market conditions and factors. The program does not obligate Cypress to repurchase any particular amount of common stock and the program may be modified or suspended at any time without prior notice at the discretion of Cypress’s board of directors and in compliance with legal and regulatory requirements.

At the end of the third quarter of 2015, Cypress had approximately 363 million fully diluted shares outstanding.

-MORE-

Cypress Authorizes New $450 Million Stock Buyback Program – Page 2

About Cypress

Cypress (NASDAQ: CY) delivers high-performance, high-quality solutions at the heart of today’s most advanced embedded systems, from automotive, industrial and networking platforms to highly interactive consumer and mobile devices. With a broad, differentiated product portfolio that includes NOR flash memories, F-RAM™ and SRAM, Traveo™ microcontrollers, the industry’s only PSoC® programmable system-on-chip solutions, analog and PMIC Power Management ICs, CapSense® capacitive touch-sensing controllers, and Wireless BLE Bluetooth® Low-Energy and USB connectivity solutions, Cypress is committed to providing its customers worldwide with consistent innovation, best-in-class support and exceptional system value. To learn more, go to www.cypress.com.

Forward-Looking Statements

Statements in this press release regarding the company's intention to repurchase shares of its common stock from time to time under the stock repurchase program and and the source of funding for the repurchase program are forward-looking statements that are subject to risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the market price of the company's stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company's cash flows from operations, general economic conditions, and other factors discussed under Item 1A. “Risk Factors,” in Cypress’s Annual Report on Form 10-K for the fiscal year ended December 28, 2014, Cypress’s Quarterly Report on Form 10-Q for the quarter ended June 28, 2015, and other reports filed by Cypress with the Securities and Exchange Commission. Please read the “Risk Factors” and other cautionary statements contained in these filings. The company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and Cypress’s financial condition and results of operations could be materially adversely affected.

# # #

Cypress, the Cypress logo, PSoC and CapSense are registered trademarks and F-RAM and Traveo are trademarks of Cypress Semiconductor Corp. All other trademarks are property of their owners.

-END-